UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 17, 2005

BRIDGFORD FOODS CORPORATION

(Exact name of registrant as specified in its charter)

California	000-02396	95-1778176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1308 N. Patt Street, Anaheim, CA	92801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 526-5533

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events and Regulation FD Disclosure

On June 17, 2005, Bridgford Foods Corporation issued a press release regarding the extension of its common stock repurchase program whereby Bridgford Foods Corporation may acquire up to an additional 500,000 shares of its common stock. Approximately 624,000 shares remain available for repurchase by the Company under the expanded plan. A copy of the press release is filed as Exhibit 99.1 hereto. Pursuant to General Instruction F of Form 8-K, this exhibit is incorporated herein by reference.

Repurchases under the program are subject to the future discretion of management and the Board of Directors and as market conditions warrant. The repurchase program does not obligate the Registrant to acquire any specific number of shares and may be discontinued at any time. There is no guarantee as to the exact number of shares, if any, to be repurchased by the Registrant prior to the completion of the repurchase program. The Registrant will cancel the shares purchased and return them to the status of authorized, unissued shares. All purchases will be in accordance with the terms, conditions and restrictions contained in SEC Rule 10(b)-18.

The forward-looking statements included herein are based on assumptions regarding the Company’s business, which involve judgments with respect to, among other things, future economic and competitive conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements contained herein speak as of the date of this report and the Company undertakes no obligation to update such statements after the date hereof.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 17, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGFORD FOODS CORPORATION

June 17, 2005	By:	/s/ Raymond F. Lancy
Raymond F. Lancy
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 17, 2005.